UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): August 27, 2004

CORTLAND BANCORP

(Exact name as specified in its charter)

Ohio	0-13814	34-1451118

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

194 West Main Street, Cortland, Ohio           44410

(Address of Principal Executive Offices            Zip Code)

Registrant’s telephone number, including area code: (330) 637-8040

Not Applicable

(Former name or former address, if changed since last report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

     Cortland Bancorp issued a news release on August 27, 2004 announcing the appointment of Jerry A. Carleton to the Board of Directors of Cortland Bancorp effective August 24, 2004. A copy of this news release is filed herewith as Exhibit 99 and incorporated herein by reference.

     Cortland Bancorp’s directors appointed Mr. Carleton to the Board of Directors to fill the vacancy created when William Hagood retired from the Board of Directors on April 13, 2004. Mr. Carleton has been added to the class of directors whose term will expire at the 2007 annual meeting of the shareholders. Mr. Carleton will join directors Cole and Woofter on the Executive Compensation Committee.

     Mr. Carleton has engaged in banking transactions with the Cortland Savings and Banking Company (the “Bank”). All of these transactions were in the ordinary course of the Bank’s business. All loans and undisbursed commitments to loan included in such transactions were made in the ordinary course of business on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons. In the opinion of the management of Cortland Bancorp, these transactions do not involve more than a normal risk of collectibility, and do not contain or present any other features unfavorable to Cortland Bancorp or the Bank. Cortland Bancorp and the Bank expect that similar transactions may occur in the future.

Item 9.01  Financial Statements and Exhibits

(a)	Financial statements of Businesses Acquired — Not Applicable

(b)	Pro Forma Financial Information — Not Applicable

(c)	Exhibits

Exhibit No.	Description
99	Press Release issued by Cortland Bancorp on August 27, 2004.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CORTLAND BANCORP
Date: August 27, 2004	By:	/s/ Rodger W. Platt Rodger W. Platt, Chairman and President

INDEX TO EXHIBITS

Current Report on Form 8-K
Dated August 27, 2004

Exhibit No.	Description
99	Press Release issued by Cortland Bancorp on August 27, 2004.